AMENDMENT AGREEMENT

         THIS AMENDMENT AGREEMENT is made and is effective as of the 3rd day of March, 2001 between the AGC Division of ALCOA POWER GENERATING INC., a Tennessee Corporation (hereinafter called "APG") and SOUTHERN INDIANA GAS AND ELECTRIC COMPANY, an Indiana corporation (hereinafter called "Southern Indiana").

                                   WITNESSETH

         WHEREAS, Alcoa Generating Corporation, now a division of APG, and Southern Indiana are parties to an Operating Agreement executed April 14, 1958 (hereinafter called the "Operating Agreement") under which Southern Indiana operates Units 1 through 3 of the APG's Warrick Power Plant located in Warrick County, Indiana (hereinafter call the "Power Plant"), and an Agreement For Unit Four at Alcoa Generating Corporation's Warrick Power Plant dated January 30, 1968, (hereinafter called the "Unit Four Agreement"), under which Southern Indiana operates Unit Four of the Power Plant; and

         WHEREAS, effective March 3, 2001, APG will become responsible for operating Units 1 through 4 of the Power Plant.

         NOW THEREFORE, in consideration of the foregoing and of the agreements of the parties as stated herein, APG and Southern Indiana hereby agree as follows:

                                   ARTICLE ONE

                               OPERATING AGREEMENT

         Section 1. The Operating Agreement shall terminate as of the date of this Amendment Agreement.

                                   ARTICLE TWO

                               UNIT FOUR AGREEMENT

         Section 1. Except as expressly amended by this Amendment Agreement, the terms and conditions of the Unit Four Agreement shall remain in effect, and words defined therein shall have the same meanings herein.

         Section 2. Section 5 of the ARTICLE ONE is amended to provide:

         "Operating Term" means the period commencing at the date of commercial operation of Unit Four and continuing for forty (40) years thereafter or until Unit Four shall no longer be used or useful and shall have been retired by both owners in their books of account, whichever shall be the earlier. This Agreement shall continue in effect thereafter if Unit Four remains used or useful and has not been so retired on the books of account of the owners until terminated by either party by written notice given to the other party. Notice to terminate the Operating Term at the end of forty years or any time thereafter shall be given at least thirty months in advance of the intended date of termination. Notwithstanding the foregoing, the Operating Term may be terminated by either party, by notice to the other, if the other party shall fail to perform its obligations hereunder, and such failure shall continue for a period of sixty days after notice thereof from the party not in default.

Section 3. Section 13 of ARTICLE FIVE is hereby replaced with the following:

               In the event that Southern Indiana terminates the Operating Term pursuant to Section 5 of ARTICLE ONE for APG's failure to perform its obligations, then APG shall be obligated at Southern Indiana's request to purchase Southern Indiana's interests in the Unit Four Real Estate, Unit Four and all structures, facilities and equipment constructed or installed in or on such real estate or interests and owned by APG and Southern Indiana as tenants in common at the price paid by Southern Indiana for its interest in the Unit Four Real Estate and at the fair market value of its interests in Unit Four, and all structures, facilities and equipment constructed or installed in or on such real estate or interests and owned by APG and Southern Indiana as tenants in common. Such purchase and sale shall not be consummated or become effective until Southern Indiana has obtained suitable substitute generation facilities to supply it with power or energy equivalent to its share of power or energy from Unit Four but in no event shall the consummation of such sale be delayed more than five (5) years after the date of the termination by Southern Indiana of the Operating Agreement pursuant to Section 5 of ARTICLE ONE for APG's failure to perform its obligations. Upon the consummation of such sale the parties recognize that Southern Indiana will have no further obligation to pay the Common Facilities service charge set forth in ARTICLE FOUR hereof.

Section 4. ARTICLE SIX of the Unit Four Agreement is hereby amended to provide as follows.


                                   ARTICLE SIX

                                  DUTIES OF APG
         Section 1. Functions of APG. APG will operate Unit Four on behalf of both parties beginning March 3, 2001 and for the remainder of the Operating Term. APG's functions in regard to operating Unit Four shall include, but not be limited to:

               (a) Selection, employment and training of proper and competent staff and working force, all such employees to be employees of APG;

               (b)  purchasing;

               (c)  engineering;

               (d) maintenance and repairs, including any minor additions to or retirements or replacements of property;

               (e)  accounting;

               (f)  plant security.

         APG will perform its functions in the most efficient and economical manner practicable. All functions performed by APG in the operation of Unit Four shall be subject to the direction and control of the Operating Committee and to the approval of both parties.


         Section 2. Capital Additions to Unit Four. APG shall have the right, upon the prior written approval of both parties, to make capital improvements, additions, retirements or replacements in Unit Four for the account of and at the expense of Southern Indiana and APG.

         Section 3. Contractual Commitments for Operation and Maintenance of Unit Four. APG may enter contractual commitments under this ARTICLE SIX relating to the operation and maintenance of Unit Four without Southern Indiana's prior written consent, but after the approval of the Operating Committee, if such commitments are incidental to the ordinary operation of Unit Four and Southern Indiana's share of such commitments determined pursuant to ARTICLE FIVE is less than $10,000. Nothing contained in this Section 3 or in Section 4 below shall require APG to secure Southern Indiana's approval, either written or oral, of APG's employee contracts.

         Section 4. Operation and Maintenance of Common Facilities. In operating Unit Four APG will also operate and maintain the Common Facilities. The parties recognize that APG has the sole right to make all decisions regarding the Common Facilities, as provided in Section 2 of ARTICLE FOUR, above.

          Section 5. Payment and Reimbursement of Operating and Maintenance Expenses.

         (a) Each party shall pay directly to the proper authorities all ad valorem property taxes duly assessed against its ownership interest in Unit Four and the Unit Four Real Estate.

         (b) APG shall pay all other costs, excluding Southern Indiana's coal costs, of operating and maintaining Unit Four and the Common Facilities. Southern Indiana shall reimburse APG for Southern Indiana's portion of the operating and/or maintenance costs of Unit Four and of the Common Facilities determined as set forth above in ARTICLE FIVE. APG shall bill Southern Indiana monthly for the amounts reimbursable and Southern Indiana shall pay each monthly bill within fifteen (15) days after receipt.

         (c) Southern Indiana shall advance to APG from time to time funds to cover Southern Indiana's share of anticipated expenses of operating and maintaining Unit Four which will be incurred by APG.

         Section 6. Operating Fee. Each month, Southern Indiana shall pay to APG an operating fee equal to five percent of Southern Indiana's share of the operating and maintenance expenses, excluding Southern Indiana's coal costs, of Unit Four and the Common Facilities attributable to Southern Indiana's half of Unit Four incurred in the prior month during which APG operated Unit Four. For purposes of this Section 6, Southern Indiana's share of the foregoing operating and maintenance expenses shall include the expenses of potable water, electric power and energy, and similar items furnished to Unit four and the Common Facilities by APG.

         It is the intention of the parties generally that to the extent possible APG will bear its portion of the expenses of operating and maintaining Unit Four and the Common Facilities by not receiving reimbursement for its share of all such expenses which it pays.

         Section 7. Indemnity. APG shall indemnify Southern Indiana against and hold it harmless from all liability and claims & for damages to property or injury to persons arising out of the ownership and operation of Unit Four and of the Common Facilities which result from the negligence of APG, and APG shall at its own expense defend any action based thereon, provided, however, that where in the final disposition of any such action it is held that APG is not negligent, then Southern Indiana shall reimburse APG for its share of the expenses in defending such action.

         Southern Indiana shall indemnify APG against and hold it harmless from all liability and claims for damages to property or injury to persons arising out of the ownership by Southern Indiana its interest in Unit Four which result from the negligence of Southern Indiana, and Southern Indiana shall at its own expense defend any action based thereon, provided, however, that where in the final disposition of any such action it is held that Southern Indiana is not negligent, then APG shall reimburse Southern Indiana for its share of the expenses in defending such action.

         Section 8. Access to Unit Four and Common Facilities. Authorized representatives of APG and Southern Indiana shall have access to Unit Four and the Common Facilities at any time.

         Section 9. Books and Records and Reports. APG shall keep accurate and satisfactory books and records of accounts showing all expenses and payments and all other pertinent data regarding the operation of Unit Four, such books and records to be kept in accordance with sound and accepted accounting principles. Accounting records kept in connection with the generation of electric power and energy shall be kept in accordance with Uniform System of Accounts for Public Utilities as issued and amended by the Federal Energy Regulatory Commission. All books and records kept pursuant to this Section shall be available for inspection by authorized representatives of Southern Indiana at all times. APG shall submit to Southern Indiana such reports of the operation and maintenance of Unit Four as Southern Indiana may reasonable request.

         The parties have executed this Agreement in duplicate as of the day and year above first written.



ATTEST:                                         ALCOA POWER GENERATING INC.,


                                                By:    /s/  J. T. Hill
--------------------------                    -------------------------------
         Secretary                                     J. T. Hill
                                                           Vice President

[CORP.
SEAL]


ATTEST:                                         SOUTHERN INDIANA GAS
                                                   AND ELECTRIC COMPANY



  /s/  Ronald E. Christian                       By:    /s/ J. Gordon Hurst
---------------------------------                ------------------------------
         Ronald E. Christian                             J. Gordon Hurst
           Secretary                                        President

[CORP.
SEAL]